Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17133, No. 333-38598 and No. 333-129057) of Hudson Technologies, Inc. of our report dated March 9, 2007, relating to the consolidated financial statements, which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ BDO SEIDMAN, LLP
Valhalla New York
March 13, 2007